EXHIBIT 10.10

PROMISSORY NOTE

$1,100,000.00	Los Angeles, California
30-Day Repayment	Effective Date: May 16, 2022

1.                  MAKER'S PROMISE TO PAY

For value received, specifically a loan to pay invoices from third party advertiser network company, Limitless X Inc. (referred to as “Maker”), promises to pay to the order of “Jaspreet Mathur”, including his agents, officers, successors, and assigns (collectively referred to as the “Holder”), at 9454 Wilshire Blvd., Suite 300, Beverly Hills, CA 90212, or at such other address as the Holder hereof may from time to time in writing designate, at the times specified below, in lawful money of the United States of America, the principal sum of One Million One Hundred Thousand Dollars ($1,100,000) together with interest at the rate of 8.5% per annum to begin accruing 30 days from the Effective Date if the principal is not fully paid at that time.

2.                  PAYMENTS

Maker will pay to Holder the full balance of $1,100,000 in thirty (30) days from the Effective Date of this note, or at a later time that may be specified, in writing, by Holder at his discretion. Interest at the rate of 8.5% per annum will begin accruing on June 17, 2022 should the principal not be paid at that time unless otherwise waived in writing by Holder, subject to the waiver provisions hereinbelow.

3.                  DEFAULT

Upon the occurrence of any of the following “Events of Default”, at the option of the Holder, all sums of principal, and legal interest in the event of default, on this Note shall be immediately due and payable, without presentment, protest, notice of protest, notice of nonpayment or dishonor, or other notices or demands of any kind whatsoever, all of which are hereby expressly waived by Maker: (a) failure of Maker to pay any installment when due under this Note, which failure is not cured within five (5) business days from receipt by Maker of a written or verbal notice from Holder, including via email; (b) filing by or against the Maker of a petition in bankruptcy or for relief under any bankruptcy or similar laws or for a receiver for Maker or any property thereof; or (c) attachment, seizure, foreclosure or sequestration of or with respect to any property of the Maker.

Upon any demand or Event of Default, Maker shall pay to Holder all costs and expenses of collection, including, without limitation, reasonable attorneys’ fees and legal costs incurred or paid by Holder on account of such collection, whether or not suit is instituted. Failure by the Holder hereof to declare a default shall not constitute a waiver of any subsequent default. Acceptance of payment in arrears shall not waive or affect the right to accelerate this Note.

After acceleration of the indebtedness evidenced by this Note, such indebtedness shall continue to bear interest at the legal rate in the State of California. All remedies of Holder under this Note are cumulative and in addition to any other remedies provided for by law or in equity, and may otherwise to the extent permitted by law, be exercised separately and the exercise of any one remedy shall not be deemed to be an election of such remedy only, to the exclusion of all others.

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4.	NOTICE

Any notice, demand or other communication under this Note shall be in writing and shall be deemed to have been given on the date of service, if served personally on the party to whom notice is to be given, or upon receipt if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed to:

Name of Party

9454 Wilshire Blvd., Suite 300

Beverly Hills, CA 90212

with a copy emailed to Limitless X Inc. legal counsel Rob Cucher at cucherlaw@msn.com.

Holder or Maker may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth in this paragraph.

5.	MISCELLANEOUS PROVISIONS

Time is of the essence of all of the obligations of Maker under this Note.

This Note will be considered to have been executed and delivered, and to be performed in Los Angeles County, California for all purposes including jurisdiction and venue of any proceedings to enforce the Agreement. Each Party waives any argument based on forum non conveniens or similar provisions of law relating to the place of trial. This Note shall be interpreted under California law, without regard to California law regarding choice of law or conflicts of laws.

The undersigned expressly agrees that this Note or any payment under this Note may be extended by the Holder from time to time without in any way affecting the liability of the undersigned hereunder.

If any provision or any word, term, clause, or part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note and of the provision shall not be affected and shall remain in full force and effect. To the extent that any term of this Note conflicts with any law, the conflicting term shall be limited only to the extent necessary to comply with said law.

Any of the terms or conditions of this Note may be waived by the Holder in writing, but no such waiver shall affect or impair the rights of the Holder to require observance, performance, or satisfaction, either of that term or condition as it applies on a subsequent occasion or of any other term or condition of this Note.

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This Note shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, and successors in interest of the parties hereto. Maker may not assign the obligations created herein. Holder may assign this Note.

No modification, amendment, or waiver of any provisions of this Note shall be binding upon any party unless made in writing and signed by that party or by a duly authorized officer or agent that that party. Each party has had the opportunity to consult and/or has consulted with legal counsel prior to executing this Note.

Maker may prepay principal at any time, and from time to time, without penalty.

Holder:	Maker:

By: /s/ Jaspreet Mathur	/s/ Ken Haller
Jaspreet Mathur	Limitless X Inc. By: Ken Haller, President

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